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                     [LETTERHEAD OF TROUTMAN SANDERS LLP]

                                                                    Exhibit 5(b)


                                                    June 23, 1999



Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

                      Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Georgia counsel to Georgia-Pacific Corporation, a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-80757) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 15, 1999 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 to the Registration Statement to be filed with the Commission on the date hereof (the "Registration Statement"), which Registration Statement also constitutes a post-effective amendment (the "Post-Effective Amendments") to each of the registration statements on Form S-3 (Registration Nos. 333-61665 and 333-01785) of the Company, relating to a variety of securities of the Company, including, among others (i) shares of Georgia-Pacific Corporation--Georgia Pacific Group Common Stock, par value $.80 per share ("Georgia-Pacific Group Stock"), (ii) shares of Georgia-Pacific Corporation--Timber Group Common Stock, par value $.80 per share ("Timber Stock", and collectively with the Georgia-Pacific Group Stock, the "Common Stock") and (iii) shares of preferred stock, without par value (the "Preferred Stock"). The Common Stock and Preferred Stock may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $2,975,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies).

     As counsel for the Company, we have examined the Registration Statement, a form of the Georgia-Pacific Group Stock share certificate and a form of the Timber Stock share certificate, which have been filed with the Commission as exhibits to the Registration Statement, and certain books and records of the Company, and have made such other investigations as we have deemed
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necessary. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies, and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

     As to questions of fact material to this opinion, we have relied solely upon certificates and statements of officers of the Company and certain public officials. We have assumed and relied upon the accuracy and completeness of such certificates and statements, the factual matters set forth therein, and the genuineness of all signatures thereon, and nothing has come to our attention leading us to question the accuracy of the matters set forth therein. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

     Based upon and subject to the foregoing qualifications and limitations, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Georgia. The foregoing statement is based solely on a certificate provided by the Georgia Secretary of State dated June 23, 1999 and is limited to the meaning ascribed to such certificate by the Georgia Secretary of State.

     2. When the shares of Common Stock are issued and delivered and payment therefor is received in accordance with the applicable definitive underwriting agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     3. When the shares of Preferred Stock are issued and delivered and payment therefor is received in accordance with the applicable definitive underwriting agreement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any shares of the Common Stock or the Preferred Stock, (i) the Board of Directors of the Company or any appropriate committee thereof shall have approved the applicable definitive underwriting agreement and duly authorized the issuance and sale of such shares, and such authorization shall not have been modified or rescinded; (ii) certificates

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representing such shares shall have been executed, countersigned and registered in accordance with the articles of incorporation and bylaws of the Company and applicable resolutions of the Board of Directors of the Company or any committee thereof; (iii) there shall not have occurred any change in law affecting the validity of such shares or any change in the applicable provisions of the articles of incorporation or bylaws of the Company; and (iv) in the case of Preferred Stock, the Board of Directors of the Company shall have duly established the terms of such shares, appropriate amendments to the Company's articles of incorporation designating the class or series of shares shall have been filed with the Secretary of State of the State of Georgia, and the certificates representing such shares shall be in the form prescribed by applicable law and the articles of incorporation and bylaws of the Company. We have further assumed that, at the time of issuance of any shares of the Common Stock or the Preferred Stock, the Company shall have sufficient authorized and unissued shares of the relevant class or series available to be issued.

     We are admitted to practice law in the State of Georgia only and do not hold ourselves out as being experts on the law of any other jurisdiction. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia.

     This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Statement and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and the Post-Effective Amendments and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                         Very truly yours,

                                         /s/ Troutman Sanders LLP